UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2008

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 East Grant Ave.

P.O. Box 511

South San Francisco, California 94083-0511

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 27, 2008, Exelixis, Inc. (the “Company”) announced that the six-year collaboration between the Company and GlaxoSmithKline (“GSK”) will conclude on October 27, 2008, as scheduled. Under the terms of the development and commercialization agreement between the Company and GSK, GSK has the right to select up to two of the compounds in the collaboration for further development and commercialization. GSK previously selected XL880 and will be able to choose one additional compound from among XL184, XL281, XL228, XL820, and XL844. The Company will have the right to develop and commercialize compounds not selected by GSK, either alone or in collaboration with partners. As a result of the conclusion of the collaboration, the Company’s exclusivity obligations will be limited to the compounds selected by GSK. The Company will have the right to perform additional discovery, development, and commercialization efforts against any collaboration target or compound that does not infringe upon the intellectual property associated with compounds selected by GSK for further development and commercialization.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXELIXIS, INC.

Date: June 27, 2008	/s/ James B. Bucher
Vice President, Corporate Legal Affairs and Secretary